As filed with the Securities and Exchange Commission on December 29, 1995
                                                      Registration No. 33-59997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               ------------------
                            PROMUS HOTEL CORPORATION
             (Exact name of registrant as specified in its charter)

     DELAWARE                                        62-1596939
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

850 Ridge Lake, Suite 400
     Memphis, Tennesse                                      38120
(Address of principal executive offices)                  (Zip Code)

                               ------------------


                          THE PROMUS HOTEL CORPORATION
                          SAVINGS AND RETIREMENT PLAN A,
                      THE PROMUS HOTEL CORPORATION SAVINGS
                     AND RETIREMENT PLAN B, AND THE PROMUS
                 HOTEL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full Title of the Plan)


                       ----------------------------------
                               Ralph B. Lake, Esq.
               Senior Vice President, Secretary and General Counsel
                            Promus Hotel Corporation
                            850 Ridge Lake, Suite 400
                            Memphis, Tennessee 38120
                                 (901) 680-7200
               (Name, address, including zip code, and telephone
                number,including area code, of agent for service)

                               ------------------

     This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement is being filed only to reflect the changes in the names of the Plan. No additional securities are being registered and there is no other change in the information required to be included in Part II of the Registration Statement.

          Effective December 31, 1995 the Plan consists of the following three plans:

          (1)  The Promus Hotel Corporation Savings & Retirement Plan A;

          (2)  The Promus Hotel Corporation Savings & Retirement Plan B;
               and

          (3)  The Promus Hotel Corporation Employee Stock Ownership Plan.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Great Britain, on this 29th day of December, 1995.


                                   PROMUS HOTEL CORPORATION



                                   By:   /s/ RALPH B. LAKE
                                       -------------------------------
                                         Ralph B. Lake
                                         Senior Vice President, Secretary
                                         and General Counsel



          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.


          Signature                Title                       Date
          ---------                -----                       ----



             *              Senior Vice President and Chief   December 29, 1995
--------------------------  Financial Officer (Principal
    Donald H. Dempsey       Financial Officer)



             *              Vice President and Controller     December 29, 1995
--------------------------  (Principal Accounting Officer)
    Jeffery M. Jarvis


                                                              December 29, 1995
             *              Director
-------------------------
     Ben C. Peternell



             *              Director and Chairman of          December 29, 1995
--------------------------  the Board
    Michael D. Rose



             *              Director, President and Chief     December 29, 1995
--------------------------  Executive Officer (Principal
    Raymond E. Schultz      Executive Officer)



             *              Executive Vice President and
--------------------------  Chief Operating Officer           December 29, 1995
    David C. Sullivan





 *Power of Attorney by

/s/ RALPH B. LAKE
--------------------------
      Ralph B. Lake
Senior Vice President,
Secretary and General Counsel


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